Exhibit 3.09c

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG YIELD RPV HOLDING LLC”, CHANGING ITS NAME FROM “NRG YIELD RPV HOLDING LLC” TO “RPV HOLDING LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2018, AT 10:46 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5679341 8100 SR# 20187244389	Authentication: 203662627 Date: 10-23-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:  NRG Yield RPV Holding LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: RPV Holding LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of October, A.D. 2018.

By:	/s/ Debbie Reyes
Authorized Person(s)

Name:	Debbie Reyes
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